UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2008

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite #3400

Seattle, Washington 98101-3034

(Address of Principal Executive Offices)

(206) 654-0204

(Registrant's telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 5, 2008 Hungarian Telephone and Cable Corp. ("HTCC" or the "Registrant") completed its acquisition through one of its subsidiaries of 95.7% of the outstanding equity of Memorex Telex Communications AG ("Memorex"). Memorex is an alternative telecommunications services provider in the Central and Eastern European region providing wholesale data and capacity services to global telecommunications providers and Internet companies. HTCC paid EUR 30.1 million (approximately $45.8 million) to the selling shareholders of Memorex for their 95.7% equity interest. HTCC assumed approximately EUR 26.4 million (approximately $40.1 million) of Memorex's net debt at closing and refinanced approximately EUR 46.6 million (approximately $70.8 million) of Memorex's debt at closing. HTCC funded the Memorex Acquisition and the refinancing of the assumed Memorex debt with a subordinated bridge loan facility, which HTCC expects to replace in due course with longer term financing. HTCC also intends to buy out the remaining minority shareholders in Memorex.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Memorex Acquisition:

  HTCC's subsidiary Magyar Telecom B.V. ("Matel") entered into a new EUR 100 million (approximately $152 million) Bridge Loan Facility (the "Bridge Facility"), dated as of March 3, 2008, among itself as the borrower, HTCC's subsidiary Invitel Zrt. ("Invitel") and Invitel Technocom Kft., as original guarantors (the "Original Guarantors"), HTCC's subsidiary Invitel Telecom Kft., Memorex and Memorex's Turkish subsidiary MTCTR Memorex Telekomünikasyon Sanayi ve Ticaret Limited Sirketi ("Memorex Turkey"), as acceding guarantors (which accession will be completed on or prior to March 14, 2008 with respect to Memorex Turkey) (the "Acceding Guarantors" and, together with the Original Guarantors, the "Guarantors" and, together with Matel, the "Group"), the lenders named therein, Merrill Lynch International and BNP Paribas as mandated lead arrangers, BNP Paribas Trust Corporation UK Limited as security agent and Merrill Lynch International, as administrative agent;

  Invitel entered into an amendment and restatement of its EUR 165 million term and multicurrency revolving facilities agreement (the "Senior Facilities") dated August 6, 2004, as amended and restated, between Matel, as parent, Invitel, as the borrower, the other Guarantors, and the agents and lenders named therein, primarily for the purpose of permitting the consummation of the Memorex Acquisition (with no additional drawings thereunder in connection with the Memorex Acquisition);

  Matel entered into supplemental indentures to its (i) indenture, dated as of August 6, 2004, as amended, with respect to its EUR 142 million aggregate principal amount of 10.75 % Senior Notes due 2012 (the "2004 Notes") and (ii) indenture, dated as of April 27, 2007, as amended (the "FRN Indenture"), with respect to its EUR 200 million aggregate principal amount of Floating Rate Senior Notes due 2013 (the "2007 Notes"), for the purpose of adding the Acceding Guarantors (which accession will be completed on or prior to March 14, 2008 with respect to Memorex Turkey) as senior subordinated guarantors thereunder;

  Matel, the Guarantors and Matel Holdings N.V., Matel's parent company, effected certain amendments to the related security documents (including the related intercreditor deed) to effect the foregoing; and

  the Group assumed approximately EUR 32.6 million (approximately $49.6 million) of outstanding indebtedness of Memorex and its subsidiaries, comprised of (i) EUR 11 million of PREPS Loans (as described below) of Memorex, (ii) a EUR 9.5 million loan to finance a capital expenditures project in Turkey, and (iii) EUR 12.1 million under existing finance leases.

The proceeds from the Bridge Facility were be used to fund the Memorex Acquisition in full, repay existing Memorex debt in the amount of EUR 46.6 million and the remaining amount is available for general corporate purposes, including capital expenditures. The Bridge Facility will initially mature on March 5, 2009 (one year after the date of the Memorex Acquisition, the "Initial Maturity Date"); provided, subject to limited conditions, the maturity of the Bridge Facility will be automatically extended to mature on March 5, 2016 (seven years after the Initial Maturity Date). Loans under the Bridge Facility will initially accrue interest equal to the greater of three-month EURIBOR, adjusted for reserves, plus 425 basis points and 50 basis points over the FRN spread to maturity (as defined therein), increasing over time but not to exceed 11.5%.

Prior to the Initial Maturity Date, the negative covenants and events of default under the Bridge Facility will be substantially similar to those provisions in the Senior Facilities, although the Bridge Facility does not include maintenance covenants. After the Initial Maturity Date, the covenants and events of default under the Bridge Facility will be substantially similar to those provisions in the FRN Indenture. Prior to the Initial Maturity Date, the Bridge Facility will be repayable at par plus accrued and unpaid interest. After the Initial Maturity Date, the Bridge Facility will be non-callable for four years (other than under "make-whole provisions") and thereafter will be repayable at specified premiums.

The Bridge Facility will be secured equally and ratably on a second priority basis by the collateral that secures the 2004 Notes and the 2007 Notes. To the extent that the Bridge Facility is not refinanced prior to June 3, 2008, Matel will grant additional asset security for the benefit of the lenders under the Bridge Facility on a second priority basis.

The EUR 11.0 million of PREPS Loans (the "PREPS Loans") are comprised of EUR 8.0 million PREPS loans due July 2012 and EUR 3.0 million PREPS loans due December 2012 and are borrowed through funding arrangements at Memorex.

Item 7.01 Regulation FD Disclosure*

Hungarian Telephone and Cable Corp. issued a press release announcing the completion of the acquisition of Memorex Telex Communications AG.

Item 9.01 Financial Statements and Exhibits*

(a) Financial Statements of Businesses Acquired

In accordance with Item 9.01(a)(4) of Form 8-K, HTCC intends to file any financial statements required by Item 9.01(a) by amendment not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro-Forma Financial Information

In accordance with Item 9.01(a)(4) of Form 8-K, HTCC intends to final any pro forma financial information required by Item 9.01(b) by amendment not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

2.1 Share Purchase Agreement dated December 20, 2007 between Joki Holding AG and Invitel relating to the sale and purchase of a majority of the issued share capital of Memorex Telex Communications AG, filed as Exhibit 2.1 to the Registrant's Report on Form 8-K filed on December 27, 2007 and incorporated herein by reference.

99.1 Press Release dated March 5, 2008.

* The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto as Exhibit 99.1 under Item 9.01, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: March 11, 2008 By: /s/ Peter T. Noone
Peter T. Noone
General Counsel

HUNGARIAN TELEPHONE AND CABLE CORP.

Exhibit Index

Exhibit Number	Description of Document
99.1	Press Release dated March 5, 2008